UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2018

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The attraction and retention of executive talent continues to be a focus for Veracyte, Inc. (the “Company”). To ensure alignment with peer practices and offer competitive compensation programs, the compensation committee (the “Compensation Committee”) of the board of directors of the Company periodically reviews the Company’s executive and employee benefits. Consistent with data provided by Radford, an Aon Hewitt Company, the Compensation Committee’s independent compensation consultant, on October 23, 2018, the Compensation Committee approved amendments to the change of control and severance agreements (the “Agreements”) of the Company’s Chief Executive Officer (“CEO”), President and Chief Operating Officer (“President”) and Chief Financial Officer (“CFO”), each a named executive officer. These Agreements replace and supersede the executive officers’ current change in control and severance arrangements. The Agreements are identical to the current change of control and severance agreements except as follows:

•
Upon a termination of the executive’s employment without Cause (excluding death or Disability) or if the executive resigns for Good Reason, in each case during the Change of Control Period, (i) the severance payment payable to the President and the CFO shall be equal to 18 months (previously 12 months) of the applicable executive’s annual base salary as in effect immediately prior to such executive’s termination date or, if greater, at the level in effect immediately prior to the Change of Control and (ii) if the executive timely elects COBRA continuation coverage, then the Company will reimburse the executive for COBRA premiums until the earlier of (A) a period of 18 months (previously 12 months) from the date of termination or (B) the date upon which executive and/or executive’s eligible dependents become covered under similar plans (as such capitalized terms are defined in the Agreements).

•
Upon a termination of the applicable executive’s employment without Cause (excluding death or Disability) or if the executive resigns for Good Reason, in each case during the Change of Control Period, the CEO will receive a lump-sum payment equal to 200% (previously 100%), and the President and the CFO will receive lump-sum payments equal to 150% (previously 100%), in each case of the higher of (A) the greater of (x) Executive’s target bonus for the fiscal year in which the Change of Control occurs or (y) Executive’s target bonus as in effect for the fiscal year in which Executive’s termination of employment occurs, or (B) Executive’s actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs (as such capitalized terms are defined in the Agreements).

The foregoing descriptions are qualified in their entirety by the full text of the Agreements, which will be filed by the Registrant as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 26, 2018

VERACYTE, INC.

		By:	/s/ Keith Kennedy
		Name:	Keith Kennedy
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)